UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2003

DARLING INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 000-24620

DELAWARE	36-2495346
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

251 O'CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038
(Address of principal executive offices)

Registrant's telephone number, including area code:    972. 717.0300

Item 5.	Other Events.

On January 2, 2004, Darling International Inc. announced that on December 31, 2003, it issued Senior Subordinated Notes in the amount of $35,000,000 and applied the net proceeds of such issuance to pay down the term loan portion of its Senior Credit Facility. In connection with the Senior Subordinated Note issuance, the Company entered into a Fifth Amendment to the Amended and Restated Credit Agreement dated as of May 10, 2002, as amended (the "Fifth Amendment"). A copy of the press release, Note Purchase Agreement and Fifth Amendment are attached as Exhibits to this report.

Item 7.	Financial Statements, ProForma Financial Information and Exhibits.

(c)	Exhibits

10.1	Note Purchase Agreement, dated as of December 31, 2003, by and among Darling International Inc., the Guarantors party thereto and the Purchasers.

10.2	Fifth Amendment to Amended and Restated Credit Agreement, dated as of December 31, 2003, by and among Darling International Inc., the banks and lenders party thereto and Credit Lyonnais New York Branch, as administrative agent.

99.1	Press Release dated January 2, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: January 7, 2004	By: /s/ John O. Muse John O. Muse Executive Vice President Finance and Administration